For Immediate Release

April 30, 2019

Cummins Announces Strong First Quarter Results; Raises Full Year Profit Outlook

•	First quarter revenues of $6.0 billion; GAAP[1] Net Income of $663 million

•	EBITDA in the first quarter was 17.2 percent of sales; Diluted EPS of $4.20

•	The company is maintaining its full year 2019 revenue guidance of flat to up 4 percent

•	EBITDA now expected to be in the range of 16.25 to 16.75 percent; up from 15.75 to 16.25 percent

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the first quarter of 2019.

First quarter revenues of $6.0 billion increased 8 percent from the same quarter in 2018. Increased truck production in North America and stronger demand in global construction and North American power generation markets drove the majority of the revenue increase. Currency negatively impacted revenues by 2 percent primarily due to a stronger US dollar.

First quarter sales in North America improved by 13 percent while international revenues increased by 1 percent.

“The company shipped a record number of truck engines in North America during the first quarter” said Chairman and CEO Tom Linebarger. “Our market-leading position in this region reflects our close partnerships with our customers who rely on us to provide a broad range of power solutions for their needs.”

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the first quarter were a record $1.0 billion, or 17.2 percent of sales, compared to $700 million or 12.6 percent of sales a year ago. First quarter results include a non-segment and non-taxable gain of $37 million ($0.23 per diluted share) related to the mark to market impact on assets related to our non-qualified benefit plans.

Net income attributable to Cummins in the first quarter was $663 million ($4.20 per diluted share), compared to net income of $325 million ($1.96 per diluted share), or $403 million ($2.43 per diluted share) excluding the impact of tax legislation in the first quarter of 2018.

“We achieved record EBITDA in the first quarter while also celebrating our 100th anniversary,” Linebarger said. “We are on track to deliver record results for the year and return significant capital to investors, and will continue to invest across our broad portfolio to power a strong future for our stakeholders.”

2019 Outlook:

Based on the current forecast, Cummins is maintaining its 2019 revenue guidance of flat to up 4 percent driven primarily by increased demand in North America on-highway markets. EBITDA is expected to be in the range of 16.25% to 16.75% of sales, an increase from the prior range of 15.75% to 16.25% of sales, primarily due to lower projected material costs. The Company expects to return 75 percent of Operating Cash Flow to shareholders in 2019 in the form of dividends and share repurchases.

Our outlook does not include any potential impact of the company’s recently announced review of its emission certification process and compliance with emissions standards.

First Quarter 2019 Highlights:

•	Cummins was named to Ethisphere’s list of the World’s Most Ethical Companies for a 12th consecutive year.

•	Barron’s magazine announced that Cummins made its 100 Most Sustainable Companies list, moving from No. 60 in its inaugural ranking in 2018 to No. 14 in its 2019 list.

•	The Human Rights Campaign (HRC) announced that Cummins received a perfect score for a 14th consecutive year in its Corporate Equality Index.

•
Amtrak announced that it will be purchasing 75 Charger locomotives for delivery starting in 2021 which will use Cummins’ QSK95 Tier 4 engine systems to help deliver clean, efficient power for passenger trains.

First quarter 2019 detail (all comparisons to same period in 2018)

Engine Segment

•	Sales - $2.7 billion, up 8 percent

•	Segment EBITDA - $438 million, or 16.5 percent of sales, compared to $286 million or 11.7 percent of sales

•	On-highway revenues increased 9 percent and off-highway revenues increased 6 percent primarily due to increased demand in North America truck and global construction markets

Distribution Segment

•	Sales - $2.0 billion, up 8 percent

•	Segment EBITDA - $171 million, or 8.5 percent of sales, compared to $123 million or 6.6 percent of sales

•	Revenues in North America increased by 10 percent and international sales grew by 4 percent

•	Strong demand across all product lines in North America, especially data centers, was partially offset by the unfavorable impact from a stronger US dollar, which impacted sales by 2 percent

Components Segment

•	Sales - $1.9 billion, up 6 percent

•	Segment EBITDA - $325 million, or 17.5 percent of sales, compared to $227 million or 12.9 percent of sales

•	Revenues in North America increased by 17 percent due to higher heavy and medium-duty truck production while international sales declined by 8 percent

Power Systems Segment

•	Sales - $1.1 billion, flat versus prior year

•	Segment EBITDA - $138 million, or 12.8 percent of sales, compared to $142 million, or 13.2 percent of sales

•	Industrial revenues increased 1 percent while Power generation revenues decreased 1 percent

Electrified Power Segment

•	Sales - $3 million

•	Segment EBITDA loss - $29 million

1 Generally Accepted Accounting Principles

About Cummins
Cummins Inc., a global technology leader, is a corporation of complementary business segments designing, manufacturing, distributing and servicing a broad portfolio of power solutions. The company’s products range from diesel and natural gas engines to hybrid and electric platforms, as well as related technologies, including transmissions, battery systems, fuel systems, controls, air handling, filtration, emission solutions, and electrical power generation systems. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 62,600 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves customers in approximately 190 countries and territories through a network of approximately 600 company-owned and independent distributor locations, and over 7,600 dealer locations. In 2018, the company earned about $2.1 billion on sales of $23.8 billion. See how Cummins is powering a world that’s Always On by accessing news releases and more information at https://www.cummins.com/always-on. Follow Cummins on Twitter at www.twitter.com/cummins and on YouTube at www.youtube.com/cumminsinc.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA percentage for the full year of 2019. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: the adoption and implementation of global emission standards; the price and availability of energy; the pace of infrastructure development; increasing global competition among our customers; general economic, business and financing conditions; governmental action; changes in our customers’ business strategies; competitor pricing activity; expense volatility; labor relations; and (i) any adverse results of our internal review into our emissions certification process and compliance with emissions standards; (ii) a sustained slowdown or significant downturn in our markets; (iii) our truck manufacturing and OEM customers discontinuing outsourcing their engine needs; (iv) the development of new technologies; (v) the discovery of any significant additional problems with our engine platforms or aftertreatment systems in North America; (vi) performance or safety-related recalls; (vii) policy changes impacting international trade; (viii) the United Kingdom’s decision to end its membership in the European Union; (xi) lower than anticipated market acceptance of our new or existing products or services; (x) a slowdown in infrastructure development and/or depressed commodity prices; (xi) vulnerability to supply chain shortages from single-sourced suppliers; (xii) potential security breaches or other disruptions to our information technology systems and data security; (xiii) financial distress or a change-in-control of one of our large truck OEM customers; (xiv) our reliance on significant earnings from investees that we do not directly control; (xv) our pursuit of strategic acquisitions and divestitures; and (xvi) other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2018 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release, and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

We believe net income and diluted earnings per share attributable to Cummins Inc. excluding Tax Legislation is a useful measure of our operating performance without regard to Tax Legislation. These measures are not in accordance with, or an alternative for GAAP and may not be consistent with measures used by other companies.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at  www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
In millions, except per share amounts	March 31, 2019	April 1, 2018
NET SALES	$6,004	$5,570
Cost of sales	4,472	4,370
GROSS MARGIN	1,532	1,200
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	593	577
Research, development and engineering expenses	237	210
Equity, royalty and interest income from investees	92	115
Other operating income (expense), net	5	2
OPERATING INCOME	799	530
Interest income	12	7
Interest expense	32	24
Other income, net	66	10
INCOME BEFORE INCOME TAXES	845	523
Income tax expense	176	198
CONSOLIDATED NET INCOME	669	325
Less: Net income attributable to noncontrolling interests	6	—
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$663	$325

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$4.22	$1.97
Diluted	$4.20	$1.96

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	157.2	164.9
Diluted	157.7	165.7

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	March 31, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$1,328	$1,303
Marketable securities	246	222
Total cash, cash equivalents and marketable securities	1,574	1,525
Accounts and notes receivable, net	4,025	3,866
Inventories	3,893	3,759
Prepaid expenses and other current assets	599	668
Total current assets	10,091	9,818
Long-term assets
Property, plant and equipment, net	4,066	4,096
Investments and advances related to equity method investees	1,303	1,222
Goodwill	1,125	1,126
Other intangible assets, net	895	909
Pension assets	939	929
Other assets	1,427	962
Total assets	$19,846	$19,062

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$3,018	$2,822
Loans payable	70	54
Commercial paper	709	780
Accrued compensation, benefits and retirement costs	364	679
Current portion of accrued product warranty	762	654
Current portion of deferred revenue	509	498
Other accrued expenses	958	852
Current maturities of long-term debt	37	45
Total current liabilities	6,427	6,384
Long-term liabilities
Long-term debt	1,605	1,597
Pensions and other postretirement benefits	520	532
Accrued product warranty	682	740
Deferred revenue	697	658
Other liabilities	1,188	892
Total liabilities	$11,119	$10,803

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.4 and 222.4 shares issued	$2,273	$2,271
Retained earnings	13,401	12,917
Treasury stock, at cost, 64.9 and 64.4 shares	(6,111)	(6,028)
Common stock held by employee benefits trust, at cost, 0.3 and 0.4 shares	(4)	(5)
Accumulated other comprehensive loss	(1,739)	(1,807)
Total Cummins Inc. shareholders’ equity	7,820	7,348
Noncontrolling interests	907	911
Total equity	$8,727	$8,259
Total liabilities and equity	$19,846	$19,062

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
In millions	March 31, 2019	April 1, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$669	$325
Adjustments to reconcile consolidated net income to net cash provided by (used in) operating activities
Depreciation and amortization	157	154
Deferred income taxes	11	(27)
Equity in income of investees, net of dividends	(64)	(95)
Pension contributions (in excess of) under expense, net	(17)	13
Other postretirement benefits payments in excess of expense, net	(12)	(5)
Stock-based compensation expense	9	9
(Gain) loss on corporate owned life insurance	(37)	3
Foreign currency remeasurement and transaction exposure	79	38
Changes in current assets and liabilities
Accounts and notes receivable	(135)	(217)
Inventories	(107)	(259)
Other current assets	67	56
Accounts payable	166	246
Accrued expenses	(293)	(337)
Changes in other liabilities	64	27
Other, net	(145)	(48)
Net cash provided by (used in) operating activities	412	(117)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(109)	(72)
Investments in internal use software	(20)	(15)
Investments in and advances to equity investees	(10)	(16)
Investments in marketable securities—acquisitions	(121)	(67)
Investments in marketable securities—liquidations	103	82
Cash flows from derivatives not designated as hedges	55	27
Other, net	31	25
Net cash used in investing activities	(71)	(36)

CASH FLOWS FROM FINANCING ACTIVITIES
Net (payments) borrowings of commercial paper	(71)	295
Payments on borrowings and finance lease obligations	(10)	(16)
Distributions to noncontrolling interests	(13)	(11)
Dividend payments on common stock	(179)	(178)
Repurchases of common stock	(100)	(163)
Other, net	26	21
Net cash used in financing activities	(347)	(52)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	31	43
Net increase (decrease) in cash and cash equivalents	25	(162)
Cash and cash equivalents at beginning of year	1,303	1,369
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,328	$1,207

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	In millions	Engine	Distribution	Components	Power Systems	Electrified Power	Total Segments	Intersegment Eliminations (1)	Total
	Three months ended March 31, 2019
	External sales	$1,984	$1,993	$1,401	$623	$3	$6,004	$—	$6,004
	Intersegment sales	669	8	460	454	—	1,591	(1,591)	—
	Total sales	2,653	2,001	1,861	1,077	3	7,595	(1,591)	6,004
	Research, development and engineering expenses	78	7	75	56	21	237	—	237
	Equity, royalty and interest income from investees	56	11	10	15	—	92	—	92
	Interest income	4	4	2	2	—	12	—	12
	Segment EBITDA	438	171	325	138	(29)	1,043	(10)	1,033
	Depreciation and amortization (2)	50	29	46	29	2	156	—	156

	EBITDA as a percentage of total sales	16.5%	8.5%	17.5%	12.8%	NM	13.7%		17.2%

	Three months ended April 1, 2018
	External sales	$1,813	$1,847	$1,313	$595	$2	$5,570	$—	$5,570
	Intersegment sales	633	6	440	479	—	1,558	(1,558)	—
	Total sales	2,446	1,853	1,753	1,074	2	7,128	(1,558)	5,570
	Research, development and engineering expenses	79	5	62	57	7	210	—	210
	Equity, royalty and interest income from investees	67	13	16	19	—	115	—	115
	Interest income	2	2	1	2	—	7	—	7
	Segment EBITDA	286	123	227	142	(10)	768	(68)	700
	Depreciation and amortization (2)	49	27	46	30	1	153	—	153

	EBITDA as a percentage of total sales	11.7%	6.6%	12.9%	13.2%	NM	10.8%		12.6%

"NM" - not meaningful information
(1)
Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended March 31, 2019 and April 1, 2018.

(2)
Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." The amortization of debt discount and deferred costs was $1 million and $1 million for the three month periods ended March 31, 2019 and April 1, 2018. A portion of depreciation expense is included in "Research, development and engineering expense."

CUMMINS INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Net Income is shown in the table below:

	Three months ended
In millions	March 31, 2019	April 1, 2018
Total EBITDA	$1,033	$700
Less:
Depreciation and amortization	156	153
Interest expense	32	24
Income before income taxes	$845	$523

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES

Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended
In millions	March 31, 2019	April 1, 2018
Manufacturing entities
Beijing Foton Cummins Engine Co., Ltd.	$21	$21
Dongfeng Cummins Engine Company, Ltd.	14	17
Chongqing Cummins Engine Company, Ltd.	12	17
All other manufacturers	27	36
Distribution entities
Komatsu Cummins Chile, Ltda.	6	7
All other distributors	(1)	—
Cummins share of net income	79	98
Royalty and interest income	13	17
Equity, royalty and interest income from investees	$92	$115

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, noncontrolling interests, depreciation and amortization (EBITDA)

We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard for financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.
EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of “Net income attributable to Cummins Inc.” to EBITDA for each of the applicable periods:

	Three months ended
In millions	March 31, 2019	April 1, 2018
Net income attributable to Cummins Inc.	$663	$325

Net income attributable to Cummins Inc. as a percentage of net sales	11.0%	5.8%

Add:
Net income attributable to noncontrolling interests	6	—
Consolidated net income	669	325

Add:
Interest expense	32	24
Income tax expense	176	198
Depreciation and amortization	156	153
EBITDA	$1,033	$700

EBITDA as a percentage of net sales	17.2%	12.6%

Net income and diluted earnings per share (EPS) attributable to Cummins Inc. excluding special discrete tax items

We believe these are useful measures of our operating performance for the periods presented as they illustrate our operating performance without regard to other discrete tax adjustments. These measures are not in accordance with, or an alternative for GAAP and may not be consistent with measures used by other companies. This should be considered supplemental data. The following table reconciles net income and diluted EPS attributable to Cummins Inc. to net income and diluted EPS attributable to Cummins Inc. excluding special discrete tax items for the following periods:

		Three months ended
		March 31, 2019		April 1, 2018
	In millions, except per share amounts	Net Income	Diluted EPS	Net Income	Diluted EPS
	Net income and diluted EPS attributable to Cummins Inc.	$663	$4.20	$325	$1.96
	Special discrete tax items (1)	—	—	78	0.47
	Net income and diluted EPS attributable to Cummins Inc. excluding special discrete tax items	$663	$4.20	$403	$2.43

(1)
Our effective tax rate for the three months ended April 1, 2018, was 37.9 percent and contained $78 million, or $0.47 per share, of unfavorable discrete tax items, primarily related to a Tax Legislation adjustment of $74 million. This included $39 million associated with changes related to the Tax Legislation measurement period adjustment and $35 million associated with the one-time recognition of deferred tax charges at historical tax rates on intercompany profit in inventory.

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2019
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$979	$—	$—	$—	$979
Medium-duty truck and bus	721	—	—	—	721
Light-duty automotive	382	—	—	—	382
Off-highway	571	—	—	—	571
Total sales	$2,653	$—	$—	$—	$2,653

2018
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$815	$920	$958	$959	$3,652
Medium-duty truck and bus	692	777	699	687	2,855
Light-duty automotive	402	444	517	456	1,819
Off-highway	537	555	552	596	2,240
Total sales	$2,446	$2,696	$2,726	$2,698	$10,566
Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2019
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	33,900	—	—	—	33,900
Medium-duty	79,000	—	—	—	79,000
Light-duty	56,400	—	—	—	56,400
Total units	169,300	—	—	—	169,300

2018
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	26,600	32,000	34,600	35,300	128,500
Medium-duty	74,000	83,500	76,000	77,600	311,100
Light-duty	61,900	68,500	76,800	66,200	273,400
Total units	162,500	184,000	187,400	179,100	713,000

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2019
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$844	$—	$—	$—	$844
Power generation	403	—	—	—	403
Engines	391	—	—	—	391
Service	363	—	—	—	363
Total sales	$2,001	$—	$—	$—	$2,001

2018
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$808	$817	$800	$809	$3,234
Power generation	326	346	359	455	1,486
Engines	367	461	400	406	1,634
Service	352	370	372	380	1,474
Total sales	$1,853	$1,994	$1,931	$2,050	$7,828
Component Segment Sales by Product Line
Sales for our Components segment by product line were as follows:

2019
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$854	$—	$—	$—	$854
Turbo technologies	335	—	—	—	335
Filtration	325	—	—	—	325
Electronics and fuel systems	198	—	—	—	198
Automated transmissions	149	—	—	—	149
Total sales	$1,861	$—	$—	$—	$1,861

2018
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$775	$841	$769	$792	$3,177
Turbo technologies	340	355	317	331	1,343
Filtration	320	324	308	313	1,265
Electronics and fuel systems	201	226	210	201	838
Automated transmissions	117	141	150	135	543
Total sales	$1,753	$1,887	$1,754	$1,772	$7,166

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2019
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$567	$—	$—	$—	$567
Industrial	420	—	—	—	420
Generator technologies	90	—	—	—	90
Total sales	$1,077	$—	$—	$—	$1,077

2018
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$571	$666	$636	$713	$2,586
Industrial	414	483	380	386	1,663
Generator technologies	89	97	91	100	377
Total sales	$1,074	$1,246	$1,107	$1,199	$4,626
High-horsepower unit shipments by engine classification were as follows:

2019
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	—	—	—	2,100
Industrial	1,600	—	—	—	1,600
Total units	3,700	—	—	—	3,700

2018
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	2,300	2,400	2,300	9,100
Industrial	1,700	2,100	1,900	1,900	7,600
Total units	3,800	4,400	4,300	4,200	16,700